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                                                                    Exhibit 99.2

                        [LETTERHEAD OF ALEX SHESHUNOFF &
                            CO. INVESTMENT BANKING]

              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

  We hereby consent to the inclusion of our opinion letter to the Board of Directors of 1st Choice Financial Corp. to be included as Appendix B to the proxy statement-prospectus that forms part of the Registration Statement on Form S-4 of Wells Fargo & Company with respect to the merger of 1st Choice Financial Corp. and Wells Fargo & Company, and to the references to such opinion in such proxy statement-prospectus. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ Alex Sheshunoff & Co. Investment
                                          Banking

AUSTIN, TX
April 19, 2000